Vislink Reports Second Quarter and First Half 2023 Financial Results

First Half Net Loss Narrows by 10% Year-Over-Year

Core MilGov Segment Achieves 91% Year-Over-Year Revenue Growth to $1.2 Million in Q2

Mt. Olive, NJ — August 11, 2023 — Vislink Technologies, Inc. (“Vislink” or the “Company”) (Nasdaq: VISL), a global technology leader in the capture, delivery, and management of high quality, live video and associated data in the media and entertainment, law enforcement, and defense markets, today reported results for the second quarter and first six months ended June 30, 2023.

Second Quarter 2023 and Recent Operational Highlights

●	Installed AeroLink™ systems with public safety agencies in the Mid-Atlantic region, providing advanced Airborne Video Downlink System (“AVDS”) technology for improved air-to-ground and top-quality live video in law enforcement applications.

●	Delivered seven AeroLink™ transmitters to law enforcement customers in Q2, bringing total deliveries of the latest AVDS component to 12. This component equips law enforcement agencies with high-quality live video, extended coverage, and enhanced operational efficiency, crucial for effective decision-making in critical situations.

●	Provided five Cliq OFDM Mini Camera Transmitters for demo purposes, which received strong positive responses from Live Broadcast customers and demonstrated the product’s resonance in a market that prioritizes compact design without compromising reliable video transmission.

●	Unveiled Aero5™ 5G Downlink Transmitter, enhancing airborne video downlink applications with the most technologically advanced 5G/LTE bonded cellular solution and empowering public safety agencies and live production broadcast crews to transform air-to-ground video transmission operations.

●	Expanded LinkMatrix™ capability to Amazon Web Services (AWS), delivering essential insights for enhancing remote production workflows. The integration facilitates improved responsiveness and seamless collaboration, essential for live broadcasts and efficient field operations with the public safety market.

●       Appointed seasoned public safety sales executive Steven Teese as VP of Sales for the Americas, leveraging his extensive leadership background from Watchguard Video, Motorola Solutions, and Honeywell to strengthen Vislink’s market presence and drive growth in key segments.

Management Commentary

“Building on our strategic shift towards the fast-growing public safety market, we achieved significant operational progress with a notable 91% year-over-year increase in our MilGov segment, totaling $1.2 million in Q2,” said Vislink CEO Mickey Miller. “Navigating the inherent uncertainties and unique industry dynamics, such as elongated sales cycles associated with this new market, our resolve to capitalize on this growth area remains firm. Our strategic approach, backed by our revitalized leadership team, aims to convert our robust sales pipeline, replete with multiple potential opportunities ranging from $500,000 to over $1 million.

“Vislink's commitment to technological innovation is reflected in our successful production ramp of AeroLink™ and the positive market response to Cliq. Concurrently, we are intensifying our efforts to enhance operational efficiencies, which, when completed, will produce more than $1 million in cost savings annually. We have also implemented a 5% price increase on all new orders. These focused measures, coupled with our drive to secure more predictable, recurring revenue from software and services, underscore our confidence in our ability to drive sustainable growth in the future.”

First Six Month 2023 Financial Results

●	Revenue was $12.2 million compared to $13.6 million in the prior year period.

●	Gross margin increased to 54%, up from 52% in the prior year period.

●	Net loss attributable to common shareholders was $(4.8) million, or $(2.02) per share, an improvement compared to $(5.3) million, or $(2.30) per share, in the prior year period.

●	EBITDA (earnings before interest, taxes, depreciation, and amortization) was $(4.9) million, compared to $(4.5) million in the prior year period.

Second Quarter 2023 Financial Results

●	Revenue was $5.0 million compared to $6.8 million in the prior year period.

●	Gross margin of 53% remained consistent with the prior year period.

●	Net loss attributable to common shareholders was $(3.0) million, or $(1.27) per share, as compared to $(2.5) million, or $(1.10) per share, in the prior year period.

●	EBITDA (earnings before interest, taxes, depreciation, and amortization) was $(3.1) million, compared to $(2.1) million in the prior year period.

●	Maintained a strong balance sheet with $11.0 million in cash and cash equivalents, while strategically allocating $10.8 million to federal bonds intended to be held to maturity.

Conference Call

Management will host a conference call today, August 11, 2023, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results for the second quarter ended June 30, 2023.

Vislink management will host the presentation, followed by a question-and-answer period.

Toll-Free Number: 1-833-953-2432

International Number: 1-412-317-5761

Webcast: Click here to register

Please register online at least 10 minutes before the start time (although you may register, dial in, or access the webcast anytime during the call). If you have difficulty registering or connecting to the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live here and available for replay via the Investor Relations section of Vislink’s website.

A replay of the conference call will be available for a limited time after 11:30 a.m. Eastern Time on the same day through Friday, August 25, 2023.

Toll-Free Replay Number: 1-877-344-7529

International Replay Number: 1-412-317-0088

Replay ID: 6349942

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earnings release and the related earnings conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income and tax). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. A reconciliation of non-GAAP EBITDA to GAAP to GAAP net loss appears in the financial tables accompanying this press release as set forth below.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future revenues, growth, profitability results, and financial position, risks of supply chain constraints and inflationary pressures, projected expenses, prospects, plans including footprint and technology asset consolidations, objectives of management, new capabilities, product and solutions launches including AI-assisted and 5G streaming technologies, expected contract values, projected pipeline sales opportunities and transactions in our sales pipeline, acquisitions integration, cost savings, and expected market opportunities across the Company’s operating segments including the live event production market, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing, and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2023, and in subsequent filings with, or submissions to, the SEC from time to time.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

About Vislink Technologies, Inc.

Vislink Technologies is a global technology leader in the capture, delivery, and management of high-quality, live video, and associated data in the media and entertainment, law enforcement, and defense markets. With a renowned heritage in video communications encompassing over 50 years, Vislink has revolutionized live video communications by delivering the highest-quality video from the scene, even in the most challenging transmission conditions. Through its Mobile Viewpoint product lines, Vislink also provides live streaming solutions using bonded cellular, 5G, and AI-driven technologies for automated news and sports productions. Vislink’s innovative solutions enable broadcasters and public safety agencies to capture and share live video seamlessly and securely, ensuring they can stay connected with their audiences, teams, and operations. Vislink’s shares of common stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Media Contact:
Charlotte van Hertum
Vislink Technologies, Inc.
charlotte.vanhertum@vislink.com

Investor Relations Contact:
Matt Glover and Alec Wilson

Gateway Group, Inc.

VISL@gateway-grp.com

-Financial Tables to Follow-

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	2023	2022
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,973	$25,627
Accounts receivable, net	5,747	6,007
Inventories, net	13,177	12,021
Investments held to maturity	10,837	—
Prepaid expenses and other current assets	2,376	1,232
Total current assets	43,110	44,887
Right of use assets, operating leases	940	1,075
Property and equipment, net	1,744	1,434
Intangible assets, net	3,910	4,400
Total assets	$49,704	$51,796
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,333	$2,626
Accrued expenses	1,436	1,568
Notes payable	394	84
Operating lease obligations, current	406	455
Customer deposits and deferred revenue	1,921	1,540
Total current liabilities	7,490	6,273
Operating lease obligations, net of current portion	934	1,107
Deferred tax liabilities	655	764
Total liabilities	9,079	8,144

Commitments and contingencies (See Note 12)

Series A Preferred stock, $0.00001 par value per share: -0- shares authorized on June 30, 2023, and December 31, 2022, respectively; -0- and 47,419 shares issued and outstanding on June 30, 2023, and December 31, 2022, respectively.	—	—

Stockholders’ equity
Preferred stock, $0.00001 par value per share: 10,000,000 shares authorized on June 30, 2023, and December 31, 2022, respectively	—	—
Common stock, $0.00001 par value per share, 100,000,000 shares authorized on June 30, 2023, and December 31, 2022, respectively:
Common stock, 2,377,362 and 2,370,966 were issued, and 2,377,229 and 2,370,833 were outstanding on June 30, 2023, and December 31, 2022, respectively.	—	—
Additional paid-in capital	346,822	345,365
Accumulated other comprehensive loss	(1,037)	(1,337)
Treasury stock, at cost – 133 shares as of June 30, 2023, and December 31, 2022, respectively	(277)	(277)
Accumulated deficit	(304,883)	(300,099)
Total stockholders’ equity	40,625	43,652
Total liabilities and stockholders’ equity	$49,704	$51,796

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenue, net	$5,043	$6,766	$12,231	$13,626

Cost of revenue and operating expenses
Cost of components and personnel	2,361	3,186	5,675	6,609
Inventory valuation adjustments	175	101	304	197
General and administrative expenses	4,679	4,439	9,707	9,349
Research and development expenses	908	1,151	1,675	2,269
Amortization and depreciation	304	465	602	922
Total cost of revenue and operating expenses	8,427	9,342	17,963	19,346
Loss from operations	(3,384)	(2,576)	(5,732)	(5,720)

Other income (expense)
Unrealized loss on investments held to maturity	(35)	—	(63)	—
Gain on settlement of debt	—	9	—	9
Other income	(11)	(10)	330	316
Dividend income	128	—	219	—
Interest income, net	220	(5)	353	(5)
Total other income (expense)	302	(6)	839	320

Net loss before income taxes	(3,082)	(2,582)	(4,893)	(5,400)

Income taxes
Deferred tax benefits	54	56	109	107

Net loss	(3,028)	(2,526)	(4,784)	(5,293)

Basic and diluted loss per share	$(1.27)	$(1.10)	$(2.02)	$(2.30)

Weighted average number of shares outstanding:
Basic and diluted	2,377	2,305	2,374	2,298

Comprehensive loss:
Net loss	$(3,028)	$(2,526)	$(4,784)	$(5,293)
Unrealized gain (loss) on currency translation adjustment	145	(1,407)	300	(1,139)
Comprehensive loss	$(2,883)	$(3,933)	$(4,484)	$(6,432)

Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP to NON-GAAP RESULTS
QUARTER ENDING June 30, 2023
(IN THOUSANDS)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Reconciliation of net income to EBITDA
Net loss	$(3,028)	$(2,526)	$(4,784)	$(5,293)

Amortization and depreciation	304	465	602	922
Dividend income	(128)	—	(219)	—
Interest income, net	(220)	5	(353)	5
Tax	(54)	(56)	(109)	(107)
EBITDA	$(3,126)	$(2,112)	$(4,863)	$(4,473)
Stock based compensation	336	407	1,257	1,154
Severance	9	—	359	25
Inventory step up	—	163	—	516
EBITDA Non-GAAP Adjusted	$(2,781)	$(1,542)	$(3,247)	$(2,778)